UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2007

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2007 Cytokinetics, Incorporated (the "Company") and General Electric Capital Corporation ("GE Capital") signed a Loan Proposal that is subject to the Master Security Agreement by and among the Company and GE Capital, dated as of February 2, 2001 as amended on March 24, 2005 ("MSA"). Under the terms of the MSA, funds borrowed by the Company from GE Capital are collateralized by property and equipment of the Company purchased by such borrowed funds and other collateral as agreed to by the Company. Under the terms of the Loan Proposal, GE Capital is providing a line of credit of up to $3.0 million to finance certain equipment until September 30, 2008. A copy of the Loan Proposal is filed as Exhibit 10.65 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
----------------------------------
10.65 GE Loan Proposal, executed as of August 28, 2007, by and between the Company and General Electric Capital Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

August 29, 2007	By:	/s/ Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.65	GE Loan Proposal, executed as of August 28, 2007, by and between the Company and General Electric Capital Corporation.